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                                                                    EXHIBIT 10.4



                          AFFINITY MARKETING AGREEMENT


                                     BETWEEN


                  GTE INTELLIGENT NETWORK SERVICES INCORPORATED
                            D/B/A GTE INTERNETWORKING


                                       AND


                        AFFILIATED NETWORKS INCORPORATED










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                                TABLE OF CONTENTS


ARTICLE I- DEFINITIONS ......................................       3

ARTICLE II- SERVICE .........................................       4

ARTICLE III- PRICES .........................................       4

ARTICLE IV- BILLING AND PAYMENT .............................       5

ARTICLE V- AFFINITY PROGRAM .................................       5

ARTICLE VI- SUPPORT OBLIGATIONS .............................       5

ARTICLE VII- LIMITATION OF LIABILITY AND INDEMNIFICATION ....       6

ARTICLE VIII- FORCE MAJEURE .................................       8

ARTICLE IX- PROPRIETARY INFORMATION .........................       9

ARTICLE X- TERM AND TERMINATION .............................      11

ARTICLE XI- MISCELLANEOUS ...................................      12

SERVICE ATTACHMENT 1 - INTERNET DIAL-UP SERVICES ............      16

EXHIBIT A - SUBSCRIBER AGREEMENTS



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                          AFFINITY MARKETING AGREEMENT

         THIS AFFINITY MARKETING AGREEMENT (this "Agreement") is entered into between GTE Intelligent Network Services Incorporated d/b/a GTE Internetworking, a Delaware corporation, with offices located at 5525 MacArthur Boulevard, Suite 320, Irving, Texas 75038, ("GTE") and Affiliated Network Incorporated with offices at 2701 South Bayshore Drive, Suite 403, Coconut Grove, Florida 33133 ("Affiliated Networks"). (GTE and Affiliated Networks being sometimes referred to collectively as the "Parties" and individually as a "Party").

         WHEREAS, GTE is an Internet Service Provider ("ISP") that offers Internet access, web hosting and other Internet-related services, the sale of which benefit from discussions and other contacts between the potential customer and a knowledgeable marketing channel;

         WHEREAS, Affiliated Networks desires to market GTE's services to Merchants for the establishment and maintenance of Web Sites and Stores;

         WHEREAS, GTE wishes to support such endeavors, Affiliated Networks shall market and promote, on a non-exclusive basis, the GTE services subject to the terms and conditions contained herein.

         NOW THEREFORE, in consideration of the mutual promises set forth below, the Parties hereby agree as follows:

                             ARTICLE I - DEFINITIONS

For the purposes of this Agreement, the following definitions shall apply:

I.1 "Customer" means an individual or entity that incurs usage charges for the Service for its own use or on behalf of a third party User.

I.2 "User" a Customer that uses the Service or an individual or entity whose Service usage charges are incurred by a third party Customer.

I.3 "Service" means Internet services provided by GTE, as more specifically described in the attachments hereto and any other subsequent Attachments or Exhibits that may be added from time to time and made a part hereof.

I.4 "Merchant" mean an individual or entity that is enrolled as a Merchant of Affiliated Networks at any point in time according to the terms of this Agreement.






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I.5 "Subscriber" means a Merchant that becomes a customer or User of the
Services.

                              ARTICLE II - SERVICE

II.1 Purchase of Service. Affiliated Networks and/or its Merchants shall have the right to purchase from GTE the Services set forth in the Exhibits and Attachments hereto in accordance with the terms and conditions of this Agreement.

II.2 Provision of Service by GTE. GTE shall provide the Service to Affiliated Networks and/or its Merchants substantially in accordance with the specifications set forth in the Exhibits hereto and subject to the terms and conditions of this Agreement and the Service Attachments listed below (the "Service Attachments"). The provision of the Services is further subject to and conditioned upon the execution by the Customer of separate agreements covering each of the Services identified below, which are substantially in the form and attached hereto as Exhibit "A".

SERVICE ATTACHMENTS

Dialup Services                    Attachment 1

II.3 Additional Services. If, during the term of this Agreement, Affiliated Networks desires to purchase from GTE, and GTE desires to provide to Affiliated Networks, additional services, the parties may make such additional services part of this Agreement by written amendment to this Agreement incorporating the additional services. Upon the effective date of the amendment, the additional services shall be deemed to be a part of the Service and the additional service attachments shall be deemed to be Service Attachments to this Agreement to the same extent as if they were originally part of this Agreement.

II.4 No Resale. Affiliated Networks shall not resell the Service. The Service may only be used by Affiliated Networks and its Merchants who are subject to the applicable agreements set forth in Exhibit "A".

                              ARTICLE III - PRICES

Affiliated Networks' Merchants shall pay the charges set forth on the Service Attachments and any other subsequent Attachments or Exhibits that may be subsequently agreed in writing between the Parties. GTE may increase prices for subsequent terms of the Agreement by giving notice to Affiliated Networks' Merchants prior to thirty (30) days before the commencement of the subsequent term pursuant to Art. X.1. below.



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                        ARTICLE IV - BILLING AND PAYMENT

Billing Cutoff. GTE shall bill Merchants for all applicable charges on a monthly basis on a personal credit card or, if they are GTE local telephone Customers, on their monthly telephone bill.

                          ARTICLE V - AFFINITY PROGRAM

V.1 Basic Program. GTE agrees to provide Affiliated Networks and its Merchants Internet access when Affiliated Networks refers a Merchant that makes a Qualifying Purchase of any of the services noted in Service Attachment 1 or any subsequent amendment thereto.

V.2 "Qualified Purchase" means a purchase that meets the following criteria: (a) the purchaser is a Merchant; (b) the purchaser has not purchased the same Service from GTE within the preceding one year; (c) the purchaser has remained a GTE customer in good standing long enough to pay for three full months of the Service in question.

V.3 Referral Fee. GTE agrees to pay Affiliated Networks a one-time referral fee of $10 for each Qualified Purchase. No referral fee will be paid to Affiliated Networks until a minimum of 1500 active accounts is established. Once the minimum is surpassed GTE shall pay Affiliated Networks every thirty(30) days, during the term of this Agreement. Payment will be made to Affiliated Networks within thirty (30)-days of the end of each month, beginning ninety (90) days from the execution date of this Agreement.

                        ARTICLE VI - SUPPORT OBLIGATIONS

VI.1 Program Administrative Support. Affiliated Networks agrees to provide single first point of contact for administration of this Agreement. Affiliated Networks and its designee shall cooperate with GTE in the performance and delivery of the Service hereunder.

VI.2 Communications and Promotions. Throughout the term hereof, Affiliated Networks agrees to provide Merchant communications and promotions support that will help Merchants become aware of the Service.




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VI.3 Minimum Terms and Conditions. Affiliated Networks acknowledges and accepts that its users of the Service will have terms substantially similar to the terms and conditions identified on Exhibit "A" imposed upon its end users. In addition, Affiliated Networks agrees to abide by the terms and conditions contained on Exhibit "A" that are not inconsistent with the terms and conditions of this Agreement, which are hereby incorporated by reference. Affiliated Networks acknowledges that the requirements contained on Exhibit "A" may be modified from time to time by GTE in its sole discretion.

VI.4 Registration. Affiliated Networks and its Merchants may register for Services by accessing GTE's online registration service via the Access Software. GTE will provide 1,000 registration CDs to Affiliated Networks to handle this type of registration. Affiliated Networks will be solely responsible for distributing the registration CDs to the Merchants.

VI.5 Marketing Materials. Affiliated Networks shall incur the costs of any marketing materials (both production and printing costs) used to distribute the software, including but not limited to any collateral, direct mail pieces, sales training sessions and sales kits. GTE will have the right of final approval on any marketing materials that include the GTE logo or mention the software, such approval not be unreasonably withheld.

            ARTICLE VII - LIMITATION OF LIABILITY AND INDEMNIFICATION

VII.1 LIMITATION OF LIABILITY. EACH PARTY'S LIABILITY TO THE OTHER (AS DISTINCT FROM A PARTY'S OBLIGATION TO PAY FOR THE SERVICE PROVIDED PURSUANT TO THIS AGREEMENT) FOR ACTUAL PROVEN DAMAGES ARISING FROM ANY LOSS, COST, CLAIM, INJURY, LIABILITY OR EXPENSE RELATING TO OR ARISING OUT OF ANY ACT OR OMISSION IN ITS PERFORMANCE OF THIS AGREEMENT (NOT INVOLVING WANTON OR WILLFUL MISCONDUCT) INCLUDING BUT NOT LIMITED TO ANY FAILURE OF OR DISRUPTION OF SERVICE, SHALL BE LIMITED TO AN AMOUNT EQUIVALENT TO CHARGES PAYABLE BY AFFILIATED NETWORKS UNDER THIS AGREEMENT FOR THE SERVICE DURING THE PERIOD SUCH DAMAGES OCCUR. SUCH DAMAGES SHALL NOT INCLUDE ANY BUSINESS OR REVENUE WHICH AFFILIATED NETWORKS CLAIMS WOULD HAVE BEEN DUE TO IT BUT FOR GTE'S ACT OR OMISSION. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS, LOSS OF BUSINESS OR BUSINESS OPPORTUNITY, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF THE SAME.




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VII.2 Indemnification Subject to the limitations contained in this Agreement, each Party ("Indemnifying Party") shall indemnify and hold harmless the other Party ("Indemnified Party") from and against any loss, cost, claim, liability, damage or expense (including reasonable attorneys' fees) to third parties, relating to or arising out of negligence or wanton or willful misconduct by the Indemnifying Party, its employees, Merchants or contractors in the performance of this Agreement. In addition, the Indemnifying Party shall, to the extent of its negligence or wanton or willful misconduct, defend any action or suit brought by a third party against the Indemnified Party for any loss, cost, claim, liability, damage or expense relating to or arising out of negligence or wanton or willful misconduct by the Indemnifying Party, its employees, Merchants or contractors, in the performance of this Agreement. The Indemnified Party shall notify the Indemnifying Party promptly, in writing, of any written claims, lawsuits or demand by third parties for which the Indemnified Party alleges that the Indemnifying Party is responsible under this paragraph and tender the defense of such claim, lawsuit or demand to the Indemnifying Party. The Indemnified Party also shall cooperate in every reasonable manner with the defense or settlement of such claim, demand or lawsuit. The Indemnifying Party shall not be liable under this subparagraph for settlements by the Indemnified Party of any claim, demand or lawsuit unless the Indemnifying Party has approved the settlement in advance or unless the defense of the claim, demand or lawsuit has been tendered to the Indemnifying Party, in writing, and the Indemnified Party has failed promptly to undertake the defense.

VII.3 Releases.

(a) Affiliated Networks acknowledges that network failure can possibly occur, and Affiliated Networks releases and holds GTE harmless from any losses or damages that might occur in this event. Affiliated Networks further acknowledges that Affiliated Networks and/or the User shall be responsible to provide for the proper installation, operation; and maintenance of the equipment of Affiliated Networks and/or the User used in connection with the Service, and Affiliated Networks and/or the User shall ensure that such equipment is technically and operationally Notwithstanding anything to the contrary contained herein, compatible with the Service and in compliance with applicable Federal Communications Commission rules and regulations.

(b) Affiliated Networks further acknowledges that GTE is not responsible for the content on the Internet. Affiliated Networks shall indemnify and hold harmless GTE from and against any loss, cost, claim, liability, damage, or expense (including reasonable attorneys' fees) to third parties, relating to or arising from the use of the Service by Affiliated Networks and/or any User, or anyone using the login identification name of Affiliated Networks or an User, whether or not Affiliated Networks or the User has knowledge of or has authorized such access or use, including, without limitation, claims for libel,


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slander, invasion of privacy, infringement of copyright, patent infringement
(where Affiliated Networks or an User has used, connected, or combined the Service with the products or services of others), negligence, or tortious behavior.

VII.4 No Warranties. GTE MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICE PROVIDED PURSUANT TO THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, and NON-INFRINGEMENT, NO REPRESENTATION OR STATEMENT MADE BY GTE OR ANY OF ITS MERCHANTS OR EMPLOYEES, ORAL OR WRITTEN, INCLUDING, BUT NOT LIMITED TO, ANY SPECIFICATIONS, DESCRIPTIONS OR STATEMENTS PROVIDED OR MADE TO CUSTOMER BY GTE SHALL BE BINDING UPON GTE AS A WARRANTY OR OTHERWISE.

VII.5 Ownership and Grant of License of GTE Materials.

(a) Any and all software, ideas, inventions, documentation, other documents, data, programs, materials, code, object code or other materials developed, produced and/or created, licensed and/or developed by GTE in connection with this Agreement, including all intellectual property rights, (collectively, the "GTE Materials") are and shall remain the sole and exclusive property of GTE; GTE shall have the right to use them for any purpose without compensation to Affiliated Networks; and Affiliated Networks acquires no sublicense or rights in same by virtue of this Agreement or the provision of the Service hereunder, other than as hereinafter provided. During the term of this Agreement, and subject to its terms and conditions, GTE grants Affiliated Networks a personal, nonexclusive, nontransferable license to access, execute and use the GTE Materials solely in connection with their retail activities for the purposes set forth in the recitals to this Agreement. Affiliated Networks shall have no other right or license to reproduce, distribute, download, display, modify, enhance, improve or create any derivative work based on the GTE Materials.

(b) Without limitation to the foregoing, Affiliated Networks shall specifically not reverse assemble, reverse compile, reverse engineer or otherwise translate any part or all of the Object Code.

                          ARTICLE VIII - FORCE MAJEURE

VIII.1 Causes. Neither Party shall be held liable for any delay or failure in performance of any part of this Agreement from any cause beyond its control and without its fault or negligence, including, but not limited to, acts of civil or military authority, government regulations, embargoes, epidemics, war, terrorist acts, riots, insurrections, fires, explosions, nuclear accidents, strikes, extended



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power blackouts, natural disasters like earthquakes, floods, volcanic action, unusually severe weather conditions or other major environmental disturbances, inability to secure transportation facilities, software products or services of other persons, acts or omissions of transportation or communications common carriers and legal and/or regulatory constraints affecting either of the Parties hereto in performing their obligations hereunder ("Force Majeure").

VIII.2 Remedy. If a Force Majeure condition occurs, the Party injured by the other Party's inability to perform may elect to: (a) terminate the applicable Service Attachment as to Service not already received, if such Force Majeure condition results in a delay or failure to perform which continues for more than thirty (30) calendar days; or (b) suspend the Service for the duration of the delaying cause, or (c) buy or sell elsewhere the Service to be bought or sold hereunder and deduct from any commitment the services for which such commitments have been made elsewhere and resume performance under this Agreement once the delaying cause ceases. Unless written notice is given within thirty (30) calendar days after such injured Party is apprised of the Force Majeure condition, option (b) shall be deemed selected.

                      ARTICLE IX - PROPRIETARY INFORMATION

IX.1 Identification. Each Party recognizes and acknowledges that, in connection with the Service to be provided hereunder, it may disclose to the other Party proprietary or confidential customer, technical or business information in written, graphic, oral or other tangible or intangible forms. In order for such information to be considered "Proprietary Information" under this Agreement, it must be marked "Confidential" or "Proprietary" or bear a marking of similar import; provided, however, that Automatic Message Accounting and other billing data shall be Proprietary Information even though it is not so marked. Orally disclosed information shall be considered Proprietary Information only if contemporaneously identified as such and reduced to writing and delivered to the other Party with a statement or marking of confidentiality within twenty (20) calendar days after oral disclosure.

IX.2 Nondisclosure. Subject to Sections 9.3 through 9.6, the Party (the "Receiving Party") that receives Proprietary Information from the other Party (the "Disclosing Party.") agrees:

(a) That all Proprietary Information shall be and shall remain the exclusive property of the Disclosing Party.

(b) To limit access to such Proprietary Information to authorized employees who have a need to know the Proprietary Information in order to perform its obligations under this Agreement; provided, however, that Affiliated Networks





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may disclose Proprietary Information to its Merchants who agree to be bound by the terms and conditions of this Agreement.

(c) To keep such Proprietary Information confidential and to use the same level of care to prevent disclosure or unauthorized use of the received Proprietary Information as it exercises in protecting its own Proprietary Information of a similar nature.

(d) For a period of three (3) years following any disclosure, not to copy or publish or disclose such Proprietary Information to others or authorize anyone else to copy or publish or disclose such Proprietary Information to others without the prior written approval of the Disclosing Party.

(e) To return promptly any copies of such Proprietary Information to the Disclosing Party at its request.

(f) To use such Proprietary Information only for purposes of performing its obligations under this Agreement and for other purposes only upon such terms as may be agreed upon between the Parties in writing.

IX.3 Required Disclosures. The Receiving Party agrees to give notice to the Disclosing Party of any demand to disclose or provide Proprietary Information of the Disclosing Party to another person, under lawful process, prior to disclosing or furnishing such Proprietary Information. Further, the Receiving Party agrees to reasonably cooperate if the Disclosing Party deems it necessary to seek protective arrangements. The Receiving Party may disclose or provide Proprietary Information of the Disclosing Party: (a) to implement, effect and enforce the Party's tariffs; (b) to meet the requirements of a court, regulatory body or government agency having jurisdiction over the Party; provided, however, that the Receiving Party shall notify the Disclosing Party so as to give the Disclosing Party a reasonable opportunity to object to such disclosure. The Disclosing Party may not unreasonably withhold approval of protective arrangements provided by any such court, regulatory body or government agency. Nothing herein requires either Party to support the position of any person or entity as to whether any particular Proprietary Information is proprietary under applicable law or this Article IX.

IX.4 Exceptions. Notwithstanding anything to the contrary contained in this Agreement, the Proprietary Information described herein shall not be deemed confidential or proprietary and the Receiving Party shall have no obligation to prevent disclosure of such Proprietary Information if such Proprietary
Information:

(a) is already known to the Receiving Party;



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(b) is or becomes publicly known, through publication, inspection of the product, or otherwise, and through no wrongful act of the Receiving Party;

(c) is received from a third party without similar restriction and without breach of this Article IX;

(d) is independently developed, produced or generated by the Receiving Party;

(e) is furnished to a third party by the Disclosing Party without a similar restriction on the third party's rights; or

(f) is approved for release by written authorization of the Disclosing Party.

IX.5 Permitted Uses. GTE shall be permitted to use Proprietary Information obtained through recording the usage of GTE-provisioned facilities for the purposes of: (a) estimation of facilities usage for jurisdictional separations;
(b) engineering and network planning of facilities; and (c) measurement for billing purposes.

IX.6 Legal Requirements. Notwithstanding anything to the contrary contained in this Agreement, a Party's ability to disclose Proprietary Information or use disclosed Proprietary Information is subject to all applicable statutes, decisions and regulatory rules concerning the disclosure and use of such Proprietary Information which, by their express terms, mandate a different handling of such information.

IX.7 Attachments. The Parties acknowledge that the attachments to this Agreement may contain confidential information provided by Affiliated Networks and identified as such and agree to limit distribution of portions of the Agreement containing such information to those individuals in their respective organizations with a need to know the contents of the Agreement. The Parties further agree to seek confidential status for these portions of the Agreement with any regulatory commission, with which the Agreement must be filed, to the extent such a designation can be secured.

                        ARTICLE X - TERM AND TERMINATION

X.1 Term. This Agreement shall become effective on the date it is executed by both Parties, and shall remain in effect for one (1) year (the "Initial Term"), and shall continue after the Initial Term for subsequent terms of one (1) year each except that either Party may terminate this Agreement upon thirty (30) calendar days written notice.



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X.2 Termination for Breach. Notwithstanding anything to the contrary contained herein, either Party shall have the right to terminate this Agreement, in whole or in part, by written notice if either Party fails to cure or begin a good faith effort to cure a material breach of any provision of this Agreement within thirty (30) calendar days following written notice of such violation.

                           ARTICLE XI - MISCELLANEOUS

XI.1 Survival Provisions. The provisions of Section VII.5 (Ownership), Article IX (Limitation of Liability and Indemnification), Article IX (Proprietary Information) shall survive the expiration or the termination of this Agreement.

XI.2 Amendments, Waivers. This Agreement (or any part thereof, including attachments or documents referred to herein) may be modified or additional provisions may be added by written agreement signed by or on behalf of both Parties. No amendment or waiver of any provision of this Agreement and no consent to any default under this Agreement shall be effective unless the same shall be in writing and signed by or on behalf of the Party against whom such amendment, waiver or consent is claimed. In addition, no course of dealing or failure of any Party to strictly enforce any term, right or condition of this Agreement shall be construed as a waiver of such term, right or condition. In the event GTE and Affiliated Networks subsequently agree that GTE shall provide additional or enhanced services not otherwise described in this Agreement, then Parties may by appropriate addenda provide for such services and their cost and make the same subject to the terms and conditions included within this Agreement.

XI.3 Assignment. Any assignment by either Party of any right, obligation or duty, in whole or in part, or of any interest, without the written consent of the other Party shall be void, except that either Party may assign all of its rights, obligations and duties to any legal entity which is a subsidiary or affiliate of that Party without consent, but with prior written notification. Such written consent shall not be unreasonably withheld or delayed.

XI.4 Trademarks and Trade Names. Except as specifically set out in this Agreement, nothing in this Agreement shall grant, suggest, or imply any authority for one Party to use the name, trademarks, service marks, or trade names of the other for any purpose whatsoever.

XI.5 Third Party Beneficiaries. This Agreement is for the benefit of the Parties and creates no rights or entitlements for any person or organization that is not a named party to this Agreement.




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XI 6 Governing Law This Agreement shall be governed by the substantive laws of the State of Texas.

XI.7 Notices and Demands.

(a) Except as otherwise provided under this Agreement, all notices, demands or requests which may be given by any Party to the other Party shall be in writing and shall be deemed to have been duly given on the date delivered in person or deposited, postage prepaid, in the United States mail, return receipt requested and addressed as follows:

To GTE:    Monna Roberson, Sr. Administrator- Contract Management
           GTE Intelligent Network Services Incorporated
           5525 MacArthur Boulevard, Suite 302
           Irving, TX 75038
           972/751-4051

To AFFILIATED NETWORKS:

           Affiliated Networks Incorporated
           2701 South Bayshore Drive, Suite 403
           Coconut Grove, Florida 33133
           Attn: David A. Schwedel, President

(b) If personal delivery is selected as the method of giving notice, a receipt of such delivery shall be obtained.

(c) The address to which such notices, demands, requests, elections or other communications is to be given by either Party may be changed by written notice given by such Party to the other Party pursuant to this Agreement.

XI.8 Publicity. GTE and Affiliated Networks agree to submit to the other Party any advertising, sales promotion, press releases or other publicity matter relating to this Agreement wherein corporate or trade names, logos, trademarks or service marks or the other Party or its affiliates are mentioned and each Party further agrees not to publish or use such advertising, sales promotions, press releases or publicity matters without the other Party's prior written approval. NOTWITHSTANDING THE FOREGOING, BOTH PARTIES AGREE TO PROVIDE THE OTHER PARTY PRIOR WRITTEN RESPONSE WITHIN TEN (10) BUSINESS DAYS FROM RECEIPT--OF SUCH REQUESTS. SUCH APPROVAL SHALL NOT BE UNREASONABLY WITHHELD.



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XI.9 Executed in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same document.

XI.10 Headings. The headings in this Agreement are for convenience and shall not be construed to define or limit any of the terms herein or affect the meanings or interpretation of this Agreement.

XI.11 Binding Effect. This Agreement shall be binding upon the Parties hereto and their respective successors and permitted assigns.

XI.12 Severability. In the event that one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under applicable statute, regulatory requirement or rule of law, then such provisions shall be considered inoperative to the extent of such invalidity, illegality or unenforceability and the remainder of this Agreement shall continue in full force and effect.

XI.13 Entire Agreement. This Agreement (including all attachments hereto) constitutes the entire understanding between the Parties and supersedes all prior understandings, oral or written representation, statements, negotiations, proposals and undertakings with respect to the subject matter thereof. In the event of conflict between the terms and conditions of this Agreement and any attachment hereto, the terms and conditions of this Agreement shall control.

XI.14 Authority. Each signatory to this Agreement represents and warrants that he or she has authority to bind the entity on whose behalf he or she is executing this Agreement.

XI.15 No Offer. Submission by GTE of this Agreement to AFFILIATED NETWORKS for examination or signature does not constitute an offer by GTE for the products or services described herein. This Agreement shall be effective only upon execution and delivery by both AFFILIATED NETWORKS and GTE.

XI.16 Relationship of the Parties. This Agreement shall not be construed to create a joint venture, partnership, employment relationship or franchise or any other legal relationship between the parties. None of the parties shall share or be responsible for the debts and liabilities of the other party, or have the authority to legally bind the other in any matter.



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         IN WITNESS WHEREOF, the Parties have entered into this Agreement effective on the last date shown below.

GTE INTELLIGENT NETWORK SERVICES INCORPORATED D/B/A GTE INTERNETWORKING



By:      /s/ Harry A. Coleman, II
         ------------------------------------------------
Name:    Harry A. Coleman, II
         ------------------------------------------------
Title:   Vice President/General Manager, On-line Services
         ------------------------------------------------
Date:    8/5/98
         ------------------------------------------------



AFFILIATED NETWORKS INCORPORATED


By:      /s/ David A. Schwedel
         ------------------------------------------------
Name:    David A. Schwedel
         ------------------------------------------------
Title:   President
         ------------------------------------------------
Date:    7/29/98
         ------------------------------------------------




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                              SERVICE ATTACHMENT 1

                            INTERNET DIAL-UP SERVICES

                               SERVICE DESCRIPTION

GTE INTERNETWORKING DIAL-UP ACCESS SERVICE
Designed for residential and small business customers who periodically access the Internet for information, browsing and file transferring;

ANALOG CONNECTION SERVICES WITH SPEEDS UP TO 56 KBPS INCLUDE:

Personal Edition of an Internet browser software;
Full Internet Access (browser, e-mail and newsgroups);
2 Megabytes of drive space on web server for personal home page;
24 hour, 7 day technical support;
$19.95* per month for dialup access;
$15 one-time set-up fee.

ISDN INTEMET ACCESS SERVICE INCLUDES:

ISDN 1B channel, dynamically assigned IP address
Personal Edition of an Internet browser software;
Full Internet Access (browser, e-mail and newsgroups);
2 Megabytes of drive space on web server for personal home page;
24 hour, 7 day technical support;
$39.95* per month includes dial-up access;
$40.00 one time set-up fee.

Prices include Internet access only and do not include local telephone line charges. Prices subject to change and may require applicable sales taxes. 800 Number Dial-Up: Subscribers accessing the service from outside the local calling scope can use the toll-free number. Additional charges of $5.95/per hour may apply.



AFFILIATED NETWORK MKT                  16                             07/22/987
                                  CONFIDENTIAL

                                    EXHIBIT A

                          SUBSCRIBER END-USER AGREEMENT

                                 See Attachment






















AFFILIATED NETWORK MKT                  17                             07/22/987
                                  CONFIDENTIAL

              GTE INTELLIGENT NETWORK SERVICES INCORPORATED ("GTE")

                            INTERNET ACCESS AGREEMENT

         ____ calling to access the Internet, Subscriber, and/or any person using Subscriber's login identification name, or login identification names ordered by Subscriber, is deemed to have accepted the terms and conditions contained in this Internet Access Agreement (the "Agreement") and shall be bound thereby.

1.    DEFINITIONS:

      (a) "Subscriber," as used herein, means an individual, a corporation, or a legal entity who incurs usage charges for the Service for its own use or who incurs such charges on behalf of a third party, i.e., a User.

      (b) "User," as used herein, means a Subscriber who uses Service or an individual, a corporation, or a legal entity whose Service usage charges are incurred by a third party, i.e., Subscriber.

2. SERVICE: GTE will provide Subscriber and its Users analog or digital access to the internet depending upon the rate plan selected (the "Service"), subject to conditions generally beyond the control of GTE, including the type and condition of the equipment (personal computer, modem, etc.) of Subscriber and/or its Users. Service may be temporarily unavailable or limited because of capacity limitations and may be temporarily interrupted or curtailed due to equipment modifications, upgrades, relocations, repairs, and similar activities necessary for the proper operation of Service.

3. ACCEPTABLE USAGE OF DLAL-UP ACCOUNTS: Subscriber and its Users agree to use dialup accounts solely on an active "dial-up" basis, meaning only as needed and in no way on a standby or inactive basis in order to maintain a connection. Without limitation of the foregoing, Subscriber and its Users shall abide by the following provisions regarding usage:

      (a) A dial-up account may be used for World Wide Web browsing, reading or posting to Usenet (see Section 13 below) newsgroups, sending, receiving and reading electronic mail and transferring files via the file transfer protocol.

      (b) A dial-up account shall not be used to host a dedicated server site on the Internet.

      (c) A dial-up account shall not be accessed simultaneously by multiple users using the same user ID.

      (d) A dial-up account has only one mailbox for incoming electronic mail unless additional mail boxes have been purchased.

      (e) Automated processes may not be used such as checking e-mail or pinging the host to maintain a constant connection.

      (f) User ID Names will be issued to Subscriber by GTE based upon availability. If the User ID name is surrendered by Subscriber for any reason, GTE shall not be obliged to reserve that name.

      (g) GTE shall not be obligated to retain electronic mail for longer than one month.

      (h) A dial-up account has only 2 megabytes of server space for Subscriber web pages unless additional web space has been purchased or otherwise expressly allocated. And no such space shall be available for accounts that are promotional until they become billable accounts (unless such space is made available during the promotional period, at GTE's sole discretion.

4. INACTIVITY DISCONNECT POLICY: GTE reserves the right to disconnect a dial-up account after 15 minutes of inactivity, as detected by GTE through electronic means. This time is approximate and subject to change without notice in GTE' sole discretion. Electronic or mechanical means to avoid an inactivity disconnect are strictly prohibited. Electronic or mechanical means include, but are not limited to, "pinging" the mail server, employing electronic or software autodialer features to maintain an active connection or repeatedly checking for e-mail by autolog-in to the mail server. GTE reserves the right to electronically audit connections to enforce the above requirements.

5. ACCESS: Service access will be provided via a local telephone number where available. GTE is not responsible for any toll or other charges in the event service access is not provided via a local telephone number, for instance, if service access is provided via a toll call. If a local telephone number is not available, the Service may be remotely accessed via an 800 series number at an additional charge.

6. PRICE: Subscriber shall pay to GTE the charges associated with the rate plan selected, including applicable taxes, 800 series number, etc. If service access is not provided via a local telephone number, Subscriber may also be responsible for toll or other charges.

7. PAYMENT: Subscriber shall be billed on a monthly basis. Payment will be deemed made when received by GTE.

8. TERM AND TERMINATION: This Agreement becomes effective upon registration of Subscriber's login identification name and shall remain in effect for the period indicated in the rate plan selected or until terminated as provided herein. This Agreement shall continue in effect for consecutive additional terms following the initial Term until either Party gives the other party on-line notice or other notice of termination at least thirty
      (30) calendar days prior to the expiration of the then-current term. In the event Subscriber terminates the Service hereunder, then without limitation to any other remedy GTE may have, Subscriber will pay to GTE upon discontinuance of the Service a termination charge equal to the applicable monthly rate times the number of months remaining in the term.

9. CREDIT: There shall be no credits, reductions, or setoff against the charges far Service for downtime or interruption of Service unless such Service interruption exceeds 24 hours in duration. GTE shall provide Subscriber with a credit equal to 1/30 of the recurring monthly charge for Service for each twenty-four hour period from the time of notice of interruption until Service restoration, provided Subscriber notifies GTE of the Service interruptions. No adjustments shall be made by accumulating periods of non-continuous interruption. A credit allowance will not be given for mistakes, omissions, interruptions, delays, errors, defects or curtailments in the Service caused by the negligence or willful act of Subscriber or others, or mistakes, omissions, interruptions, delays, errors or defects caused by failure of equipment or of Service as described in Section 2.

10. LIMITATION OF LIABILITY: GTE SHALL NOT BE LIABLE FOR INTERRUPTIONS CAUSED BY FAILURE OF EQUIPMENT OR SERVICES NOT PROVIDED BY GTE, FAILURE OF COMMUNICATIONS, POWER OUTAGES, OR OTHER INTERRUPTION NOT WITHIN THE COMPLETE CONTROL OF GTE, NOR SHALL GTE BE LIABLE FOR PERFORMANCE DEFICIENCIES CAUSED OR CREATED BY SUBSCRIBER'S OR ITS USERS' EQUIPMENT. SUBSCRIBER AND USER HEREBY RELEASE GTE FROM LIABILITY ARISING FROM ANY CONTENT ACCESSED VIA THE SERVICE. GTE'S PERFORMANCE UNDER THIS AGREEMENT SHALL BE EXCUSED IN CASE OF LABOR DIFFICULTIES, GOVERNMENTAL ORDERS, CIVIL COMMOTIONS, ACTS OF GOD, OR OTHER CONDITIONS OR CIRCUMSTANCES BEYOND ITS REASONABLE CONTROL. GTE SHALL NOT BE LIABLE IF CHANGES IN OPERATION, PROCEDURES, OR SERVICES REQUIRE MODIFICATION OR ALTERATION OF SUBSCRIBER'S OR ITS USERS' EQUIPMENT, RENDER THE SAME OBSOLETE OR OTHERWISE AFFECT ITS PERFORMANCE. IN NO EVENT SHALL GTE BE LIABLE FOR ANY INCIDENTAL, SPECIAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS, LOSS OF BUSINESS OR BUSINESS OPPORTUNITY, LOSS OF USE, ETC. THE LIABILITY OF GTE FOR ACTUAL PROVEN DAMAGES FOR ANY CAUSE WHATSOEVER, INCLUDING BUT NOT LIMITED TO ANY FAILURE OF OR DISRUPTION OF SERVICE, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, INCLUDING NEGLIGENCE, SHALL BE LIMITED TO AN AMOUNT EQUIVALENT TO CHARGES PAYABLE BY SUBSCRIBER UNDER THIS AGREEMENT FOR THE SERVICE DURING THE PERIOD SUCH DAMAGES OCCUR. GTE MAKES NO OTHER WARRANTIES OR REPRESENTATIONS, EITHER EXPRESS OR IMPLIED, CONCERNING THE SERVICE, AND EXPRESSLY DISCLAIMS WARRANTIES OF FITNESS FOR A PARTICULAR USE OR PURPOSE, THE WARRANTY OF MERCHANTABILITY AND ANY OTHER WARRANTY IMPLIED BY LAW.

11. INDEMNITY: Subscriber and User shall indemnify and hold harmless GTE from and against any loss, cost, claim, liability, damage, or expense (including reasonable attorneys' fees) to third parties, relating to or arising from the use of the Service by Subscriber, User, or any of their personnel, whether or not Subscriber or User has knowledge of or has authorized such access or use, including, without limitation, claims for libel, slander, invasion of privacy, infringement of copyright, patent infringement (where Subscriber or User has used, connected, or combined the Service with the products or services of others), negligence, or tortious behavior. Subscriber agrees to indemnify GTE along with any parties from whom GTE obtains network services, and to hold them harmless from any claims resulting from the use of the Service by Subscriber or its Users that damage another party or that violate the law.

12. SUBSCRIBER RESPONSIBILITY: Subscriber shall ensure that its Users shall comply with the terms and conditions of this Agreement. Any access to other networks connected to GTE's network must comply with the rules of the other networks. Subscriber shall not use or permit its end users to use the Services in ways that violate laws, infringe the rights of others, interfere with users of our network or other networks, or otherwise violate our Acceptable Use Policy set forth at http://www.bbn.com/aup/. For example, you shall not distribute chain letters or unsolicited bulk electronic mail ("spamming"); propagate computer worms or viruses; use a false identity; attempt to gain unauthorized entry to any site or network; distribute child pornography, obscenity or defamatory material over the internet; or infringe copyrights, trademarks or other intellectual property rights. Subscriber further agrees to comply with U.S. export laws concerning the transmission of technical data and other regulated materials via the Services.

13. USE OF SERVICE: Subscriber and its Users agree to abide by and comply with the following terms and conditions:

      (a) Misuse of Service: Subscriber and its Users shall not use the Service to make foul or profane expressions, to impersonate another person with fraudulent or malicious intent, to contact another person so as to annoy, abuse, threaten, or harass such other person, or for any purpose in violation of law, or in such a manner as to interfere unreasonably with the use of the Service by any of GTE's customers. Subscriber and its Users shall not distribute chain letters or "junk" mail (any unsolicited mail of a business or commercial nature) or engage in "Ponzi" or "pyramid" schemes. The Service and underlying network may only be used for lawful purposes. Transmission of any material in violation of any U.S. or state regulation is prohibited. This includes, but is not limited to: copyrighted material, material which is threatening or obscene, or material protected by trade secret. In addition, GTE generally reserves the right in its sole discretion to either temporarily discontinue, or permanently terminate furnishing the Service upon notice to Customer in the event Customer uploads any information that is libelous, defamatory or that violates or infringes any right of privacy of any Persons; uploads any messages, data, images or programs that are indecent, obscene or pornographic; use the facilities and capabilities of GTE to conduct or solicit the performance of any illegal activity or to conduct any other activity that infringes the rights of GTE or any third party; or upload any information, messages, data, images or programs that is discriminatory or otherwise offensive as determined by GTE in its sole discretion.

      (b) INTERFERENCE WITH THE RIGHTS OF THIRD PARTIES: In the event that GTE receives notice from a third party, or in the event that GTE reasonably believes, that Subscriber's or any User's use of the Service, either alone or in connection with products or services of others, constitutes, causes, results in, induces or contributes to either (i) defamation, invasion of privacy, or unfair competition, or (ii) misuse, misappropriation or infringement of any patent, copyright, trademark, trade secret or other proprietary or intellectual property right of such third party, then GTE shall have the right, in its sole and exclusive option and discretion, without prior notification to Subscriber or to User(s), and without limiting any other rights or remedies GTE might have or incurring any obligation or liability to Subscriber or to User(s), to temporarily discontinue or permanently terminate, in whole or in part, furnishing of Services to Subscriber or to User(s).

      (c) Usenet Policy and Posting Restrictions: Usenet comprises a system of bulletin boards called newsgroups. Usenet access is provided to dial-up customers of GTE. Subscriber and its Users shall not post to newsgroups until they have familiarized themselves with the subjects and established guidelines and restrictions of the newsgroup. All such Usenet guidelines and restrictions are hereby incorporated herein by reference and Subscriber and its Users unconditionally agree to adhere to them. These guidelines and restrictions include, but are not limited to, the following:

            - Only post articles that are relevant to the newsgroup. Inappropriate or irrelevant postings are not appreciated by participants of newsgroups nor are they allowed under Usenet protocols.

            - Most newsgroups do not allow commercial postings. Users should verify this restriction before making any such posting.

            - Blanket postings to all or large numbers of newsgroups simultaneously with disregard to the newsgroups' subject are forbidden.

            -     Chain letters are not allowed to be posted.

            -     Unauthorized creation of newsgroups is prohibited.

      (d) Harm to Equipment, Software and Processes: Subscribers agree unconditionally to not cause harm to GTE or third party equipment, software, or processes used in connection with furnishing the Service. In addition to constituting a default under this Agreement, any breach of this provision may result in civil and/or criminal penalties pursuant to applicable local, state and federal law.

      (e) Content, Accuracy of Information: GTE and its affiliates, along with any parties from whom GTE obtains network services, exercises no control whatsoever over the content of the information passing through GTE's network. GTE makes no warranties of any kind, whether express or implied, for the content of the information passing through its network. Use of any information obtained via the GTE network is at Subscriber's and its Users' own risk or the risk of their affiliates. GTE specifically denies any responsibility for the accuracy or quality of information obtained through its Service.

      (f) Offensive and/or Harmful Information: The Internet hosts some material deemed unfit for viewing and reading by minors under the age of 18. Some sites contain information both in text and graphical formats that Subscriber and/or Users may consider obscene and/or harmful. Subscriber and/or Users agree to not hold GTE responsible for sites and postings that could be considered obscene, lewd, offensive, and/or harmful. Subscribers are responsible for their own monitoring and viewing habits and their Users, including minors. GTE does not block, filter or screen postings or sites on the Internet in whole or in part.

14. DEFAULT: Upon a default by Subscriber GTE may, in its sole discretion, without prior notification and without limiting its remedies or incurring any liability to Subscriber, either temporarily discontinue or permanently terminate the furnishing of Service to Subscriber in whole or in part. "Default" means any failure by Subscriber to comply with any term of Agreement, including without limitation, failure to make timely payment of any amount due GTE or failure to comply with the restrictions on use of Service set forth in Section 13. Where Subscriber's equipment is used with Service provided by GTE in violation of any of the provisions herein, GTE will notify Subscriber and take such action as is necessary for the protection of the Service for use by its other customers. Subscriber shall discontinue such use of the equipment or correct the violation immediately and shall confirm in writing to GTE within five days that such use has ceased or that the violation has been corrected, and if Subscriber fails to do so, GTE will disconnect Subscriber's Service, without any credit allowance, until such time as Subscriber complies with the provisions hereof. GTE reserves the right to charge a reconnect fee for any discontinued Service that is subsequently reconnected.

15. NO WARRANTIES: GTE makes no warranties, express or implied, with respect to the Services provided pursuant to this Agreement, including, but not limited to, the implied warranties of merchantability and fitness for a particular purpose. No representation or statement made by GTE or any of its agents or employees, oral or written, including, but not limited to, any specifications, descriptions or statements provided or made to Customer by GTE shall be binding upon GTE as a warranty or otherwise.

16. EQUIPMENT: Subscriber shall be responsible to provide for the proper installation, operation, and maintenance of Subscriber's equipment used in connection with the Service, and Subscriber shall ensure that such equipment is technically and operationally compatible with the Service and in compliance with applicable Federal Communications Commission rules and regulations.

17.   RESOLUTION OF DISPUTES:

      (a) The parties desire to resolve disputes arising out of this Agreement without litigation. Accordingly, except for action seeking a temporary restraining order or injunction related to the purposes of this Agreement, or suit to compel compliance with this dispute resolution process, the parties agree to use the following alternative dispute resolution procedure as their sole remedy with respect to any controversy or claim arising out of or relating to this Agreement or its breach.

      (b) At the written request of a party, each party will appoint a knowledgeable, responsible representative to meet and negotiate in good faith to resolve any dispute arising under this Agreement. The parties intend that these negotiations be conducted by non-lawyer, business representatives. The location, format, frequency, duration, and conclusion of these discussions shall be left to the discretion of the representatives. Upon agreement, the representatives may utilize other alternative dispute resolution procedures such as mediation to assist in the negotiations. Discussions and correspondence among the representatives for purposes of these negotiations shall be treated as confidential information developed for purposes of settlement, exempt from discovery and production which shall not be admissible in the arbitration described below or in any lawsuit without the concurrence of all parties. Documents identified in or provided with such communications that are not prepared for purposes of the negotiations are not so exempted and may, if otherwise admissible, be admitted in evidence in the arbitration or lawsuit.

      (c) If the negotiations do not resolve the dispute within 60 days of the initial written request, the dispute shall be submitted to binding arbitration by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. A party may demand such arbitration in accordance with the procedures set out in those rules. Discovery shall be controlled by the arbitrator and shall be permitted to the extent set out in this section. Each party may submit in writing to a party, and that party shall so respond, to a maximum of any combination of 35 (none of which may have subparts) of the following: interrogatories, demands to produce documents and requests for admission. Each party is also entitled to take the oral deposition of one individual of another party. Additional discovery may be permitted upon mutual agreement of the parties. The arbitration hearing shall be commenced within 60 days of the demand for arbitration. The arbitration shall be held in Irving, Texas. The arbitrator shall control the scheduling so as to process the matter expeditiously. The parties may submit written briefs. The arbitrator shall rule on the dispute by issuing a written opinion within 30 days after the close of hearings. The times specified in this section may be extended upon mutual agreement of the parties or by the arbitrator upon a showing of good cause. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

      (d) Each party shall bear its own costs of these procedures. A party seeking discovery shall reimburse the responding party the costs of production of documents (to include search time and reproduction costs). The parties shall equally split the fees of the arbitration and the arbitrator.

18. MISCELLANEOUS: This Agreement shall be governed by, construed under, and enforced in accordance with, the laws of the state of Texas. In the event of a conflict between this Agreement and any applicable tariff, the tariff shall prevail. If any provision of this Agreement shall be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby. This Agreement embodies the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, and all contemporaneous oral agreements and understandings relating to the subject matter hereof. GTE may amend the terms and conditions of this Agreement by giving Subscriber 30 days' prior on-line notice. This Agreement is subject to modification by any authorized regulatory agency. GTE may assign this Agreement without limitation, but Subscriber may not assign this Agreement without GTE's prior written consent. This Agreement shall be binding on the parties hereto and their respective personal and legal representatives, successors. and permitted assigns.